CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the "Agreement") is made effective as of April 3, 2007, between B2 HEALTH, INC., a Delaware corporation ("Borrower"); and JOHN R. OVERTURF, JR., ("Lender").

RECITALS

WHEREAS, Borrower is desirous of obtaining from Lender a credit facility to be used in the operation of its business; and

WHEREAS, Borrower represents that the availability of additional credit will benefit Borrower and its business; and

WHEREAS, Lender is willing to provide such credit as requested by Borrower and to make loans thereunder, upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Borrower and Lender hereby covenant and agree as follows:

1.

TERMS OF BORROWING.

a.

Credit Facility.  Subject to the following terms and conditions, Lender shall make a credit facility available to Borrower (the "Credit Facility") in the maximum amount of $50,000 (the "Maximum Credit Balance") pursuant to which Lender will make loans to Borrower (each an "Advance") in such amounts as Borrower may request from time to time; provided, however, that with each request for an Advance, Borrower shall disclose to Lender in writing the proposed use of such Advance and Lender shall have the right to reject such request if Lender, using objective good faith determines that the proposed use as disclosed by Borrower is commercially unreasonable.  The aggregate outstanding principal balance of all Advances made hereunder may not exceed the Maximum Credit Balance.  Amounts borrowed under the Credit Facility may be repaid prior to the Termination Date (defined below) without penalty or premium, and may be reborrowed subject to the terms hereof.

i.

Lender's commitment to lend hereunder terminates on December 31, 2007 (the "Initial Termination Date"), provided that such commitment and this Agreement shall automatically renew for successive one-year periods (each a "Successive Termination Date"), unless Lender provides notice of termination to Borrow within thirty (30) days of the Initial Termination Date or any Successive Termination Date, which date shall then be known as the "Termination Date",  or if not sooner terminated under Section 8 below.

ii.

Lender shall not be obligated to make any Advance which would cause the outstanding principal balance of the Credit Facility plus accrued and unpaid interest (the "Credit Balance") to exceed the Maximum Credit Balance.

iii.

Lender shall not be obligated to make any Advance if an Event of Default, as defined in Section 7 below, or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default (a "Potential Default") has occurred and has not been waived by Lender or cured by Borrower, or being cured by Borrower with diligence and dispatch.

iv.

Lender shall not be obligated to make and Advance if Lender disapproves of the proposed use thereof by Borrower as disclosed by Borrower in connection with Borrower's request for such Advance.

b.

Credit Notes; Convertible Debentures.  Borrower's indebtedness to Lender for amounts borrowed under each Advance under the Credit Facility and for interest accrued thereon shall be evidenced by Borrower's separate Convertible Debenture to Lender, on form of Convertible Debenture attached hereto as Exhibit A and incorporated herein by reference in the amount of each Advance, not to exceed in the aggregate the Maximum Credit Balance (individually, the "Credit Note"). Each Credit Note shall be subject to the terms and conditions of this Agreement and the Security Agreement given hereunder.

c.

Interest.  Borrower agrees to pay interest on the Credit Balance from time to time as provided herein.  Interest will accrue on the daily outstanding Credit Balance at the rate of ten percent (10%) per annum.  Interest, including default interest,  shall be payable, at the option of Lender, either in cash or in shares of Borrower’s common stock valued at $0.50 per share. Accrued interest shall be due on the Termination Date.

d.

Interest Calculation.  Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/365 of the rate per annum.

e.

Default Interest.  After the occurrence of an Event of Default and any necessary acceleration of maturity of the Credit Note, at Lender's option, the interest rate applicable to the Credit Note may be increased to the rate of twelve percent (12%) per annum.

f.

Repayment of Principal.  Borrower agrees to repay all Advances made hereunder only if Lender elects not to exercise its conversion rights set forth in paragraph 1(h) below.  The Credit Balance will be due and payable on but not prior to the Termination Date (the "Maturity Date"), subject to acceleration upon the occurrence of an Event of Default and subject further to Lender's right to convert the Credit Balance in accordance with the terms of the Notes.  Borrower may not prepay the loan in whole or in part prior to the Maturity Date without the written consent of Lender.

g.

Method of Borrowing.  Requests for Advances may be submitted by Borrower in writing utilizing the Advance Request Certificate in the form of Appendix A hereto.  Lender shall be entitled to honor any such request it reasonably believes to be genuine, whether or not the person making the request is named as an authorized party in the Authority to Borrow furnished Lender by Borrower. Requests for advances shall be made in maximum increments of $5,000 and, subject to the terms and conditions of this Agreement, Lender shall deliver Advances within 30 days of Lender’s receipt of an Advance Request Certificate from Borrower.  Advances shall be disbursed directly to Borrower or as determined by Lender with the consent of the Borrower.

h.

Conversion of Credit Balance to Common Stock of Borrower.  At any time during the term of this Agreement, Lender may convert the then outstanding Credit Balance, together with all accrued and unpaid interest, or any portion thereof, into shares of Borrower’s common stock at the conversion price equal to $0.50 per share in accordance with the terms of the applicable Credit Note(s).

i.

Financing Fees.  As additional consideration to Lender for making the Advances hereunder, Borrower shall grant and issue to Lender 10 shares of common stock of Borrower for every $1,000 of the maximum Credit Balance under this Agreement.  Such Financing Fee shall be paid on the Initial Termination Date.

2.

COLLATERAL.

Collateral.  The repayment of all of Borrower's indebtedness to Lender shall be secured by a senior lien and security interest created by a Security Agreement covering all of Borrower’s tangible and intangible assets (the “Security Agreement”).  Hereafter, Borrower shall from time to time execute and deliver to Lender such other documents in form and substance reasonably satisfactory to Lender and perform such other acts as Lender may reasonably request, to perfect and maintain a valid senior security interest in the Collateral.

3.

REPRESENTATIONS AND WARRANTIES.

To induce Lender to enter into this Agreement, Borrower represents and warrants as follows:

a.

Formation.  Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified or licensed and in good standing to do business as a foreign entity in all jurisdictions in which Borrower does business.

b.

Borrower's Authorization.  The execution, delivery and performance by Borrower of this Agreement and the Credit Note are within Borrower's powers, have been authorized by all necessary corporate action and do not and will not contravene Borrower's Articles of Incorporation or By-Laws, violate any provision of law or result in a material breach of or default under any other material agreement to which Borrower is a party.

c.

Litigation.  There is no pending or threatened action, claim, investigation, lawsuit or proceeding affecting Borrower before any court, governmental agency, arbitrator or arbitration panel, which if decided adversely to Borrower would have a material adverse affect on the financial condition or operations of Borrower ("Material Litigation").

d.

Valid Obligations.  This Agreement constitutes, and the Credit Notes when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

e.

Taxes.  Borrower (i) has filed all tax reports and returns, if any, required to be filed, including but not limited to reports and returns concerning income, franchise, employment, sales and use, and property taxes; (ii) has paid all of its tax liabilities, if any, which were due on or prior to the date hereof, or being contested in good faith by Borrower through applicable proceedings; and (iii) is not aware of any pending investigation by any taxing authority nor of any pending assessments or adjustments which would materially increase its tax liability.

f.

Collateral and Liens.  Borrower is the legal and beneficial owner of and has good and marketable title to the property granted by it as collateral hereunder, free from any lien, encumbrance or restriction whatsoever and it has full power and authority to grant the security interest in such property as collateral.

g.

No Default in Other Agreements.  Borrower is not in default under any agreement by which it has obtained the right to make and sell any of the services or other products sold and/or provided by it.

h.

Guaranty.  Borrower has not guaranteed or agreed to be liable in any way as surety for, or pledge or hypothecate any assets as security for, any liability or obligation of any person or entity.

4.

CONDITIONS PRECEDENT.

a.

Conditions Precedent to Initial Advance.  The obligation of Lender to make the initial Advance under this Agreement is subject to the condition precedent that Lender shall have received on or before the day of such Advance the following, if requested by Lender, each in form and substance satisfactory to Lender:

i.

the Credit Note duly executed;

ii.

certified copies of the resolutions of the Directors of Borrower approving this Agreement and the Credit Note, and of all documents evidencing other necessary action and approvals, if any, with respect to this Agreement and the Credit Note;

iii.

a certificate of the President and Secretary of Borrower certifying the names and true signatures of the officers of such corporation authorized to sign this Agreement and the Credit Note; and

iv.

a certificate of the Delaware Secretary of State certifying that Borrower is a corporation duly organized and in good standing under the laws of such State.

b.

Conditions Precedent to All Advances.  The obligation of Lender to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance, the following statements shall be true:

i.

the representations and warranties contained in Section 3 are correct on and as of the date of such Advance as though made on and as of such date;

ii.

no event has occurred and is continuing; or would result from such Advance, which constitutes an Event of Default or Potential Default; and

iii.

Borrower shall have executed and delivered to Lender an Advance Request Certificate and shall have disclosed in writing to Lender the proposed use of such Advance and Lender, in its sole discretion, shall have approved such use.

iv.

Lender shall have received such other approvals, opinions or documents as Lender may reasonably request, and Lender's legal counsel is reasonably satisfied as to all legal matters incident to the making of such Advance.

5.

AFFIRMATIVE COVENANTS.

So long as any Credit Balance of Borrower to Lender remains unpaid or Lender has any commitment to lend hereunder, Borrower will:

a.

Accounting Records.  Maintain adequate books and accounting records in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods, and permit any representative of Lender, during normal business hours upon five (5) days prior written notice, to inspect and audit such books and records and procedures and properties;

b.

Maintenance of Property.  Maintain and preserve all of its properties and assets necessary or useful in the performance of its business in good working order, repair and condition, ordinary wear and tear excepted, and the non-maintenance and preservation of which would cause a material adverse effect on the business, operations, results of operations or property of the Borrower;

c.

Corporate Existence.  Preserve and maintain its existence and rights and franchises in the State of Delaware, and qualify and remain qualified and in good standing as a foreign entity in each jurisdiction in which such qualification is necessary in view of its operation or ownership of its properties;

d.

Reporting.  Furnish Lender the following as soon as available and in any event:

i.

within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual financial statements of Borrower as at the end of such fiscal year, including a balance sheet, income statement and statement of cash flow; and

ii.

within forty-five (45) days after the end of each fiscal quarter (a) Borrower's internally prepared statements of financial condition as at the end of such quarter, including a balance sheet, income statement and statement of cash flow, prepared substantially in accordance with GAAP, and (b) an itemized report of Borrower's accounts receivable and accounts payable, indicating the aging of all thereof;

e.

Payment of Obligations.  Pay or discharge when due all obligations including but not limited to wages, trade accounts, and taxes of all kinds, except those which Borrower is in good faith contesting by appropriate proceedings, and the non-payment or discharge of which would cause a material adverse effect on the business, operations, results of operations or property of the Borrower;

f.

Notice of Default, Change in Entity or Litigation.  Promptly notify Lender in writing of (i) the occurrence of any Event of Default or Potential Default; (ii) any change in its name, address, form of entity or organizational or capital structure; or (iii) the threat of or commencement of any Material Litigation; and

g.

Compliance with Laws.  Comply in all material respects, with all applicable laws, rules, regulations and orders, and the non-compliance of which would cause a material adverse effect on the business, operations, results of operations or property of the Borrower.

h.

Conduct of Business.  Maintain and conduct the business of Borrower in the ordinary course without any material change in the nature of Borrower's business.

i.

Budget.  Prepare quarterly and annual operating budgets, which shall be subject to Lender's review and approval.

6.

NEGATIVE COVENANTS.

So long as any Credit Balance of Borrower to Lender remains unpaid or Lender has any commitment to lend hereunder, without the prior written consent of Lender, Borrower will not:

a.

Use of Funds.  Use any of the amounts loaned to it by Lender pursuant to this Agreement for any purpose except for the purpose disclosed by Borrower;

b.

Guaranty.  Guarantee or become liable in any way as surety for, or pledge or hypothecate any assets as security for, any liability or obligation of any other person or entity, and the guarantee or liability of which would cause a material adverse effect on the business, operations, results of operations or property of the Borrower;

c.

Merger or Sale.  Authorize or effect the merger or consolidation of the Company with any other person or entity; or enter into any joint venture or partnership with any other person or entity; or authorize or effect the sale, lease, license, abandonment or other disposition of all or any substantial portion of the assets of the Company;

d.

Acquisition of Assets.  Acquire any person, corporation or entity, or any substantial portion of the assets of any other person, corporation or entity.

e.

Debt.  Subsequent to the date of this Agreement, create, incur, assume or permit to exist, any Debt, except Debt to Lender, and Debt incurred by Borrower in the ordinary course of business for the acquisition of goods or services.  Debt means (i) indebtedness for borrowed money or for the deferred purchase price of goods or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of Borrower of the kinds referred to in clause (i) or (ii) above; and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

f.

Liens.  Create or suffer any senior lien against any of the property granted or pledged to Lender as collateral, except (i) liens created under the Security Agreement; (ii) liens for taxes not yet due and payable; (iii) mechanic's, materialman's, shipper's or warehouseman's liens for services or materials, and landlord's liens for rents not yet due; and (iv) liens securing any permitted purchase money Debt if such liens do not encumber any property other than the property for which such purchase money Debt was incurred.

g.

Nature of Business.  Materially change the scope or nature of its business.

h.

Distributions to Shareholders.  Pay or declare any dividends, or purchase, redeem or otherwise acquire any of its capital stock, or make any other distributions of any property to any of its shareholders as such.

i.

Increase in Compensation.  Implement an increase in the total compensation paid to any executive officer.

j.

Related Party Transactions.  Enter into any contract, agreement, transaction, commitment or arrangement with any Director, Executive Officer, Shareholder or affiliate of the Company (“Related Party”), including, without limitation, make any loans or extension of credit to any Related Party.

k.

Change of Control.  Enter into any transaction or agreement providing for a Change of Control of the Borrower.  For the purposes of this Agreement, "Change of Control" means any transaction of the Borrower involving (i) the merger or consolidation of the Borrower into or with another entity where the Borrower's shareholders receive less than fifty percent (50%) of the voting securities of the new or continuing entity, (ii) the sale or all or substantially all of the Company's assets or properties, (iii) any person not already a shareholder of the Borrower becoming a beneficial owner, directly or indirectly, of the securities of the Company representing fifty percent (50%) or more of the combined voting power of the Borrower's then outstanding securities, (iv) a change in the majority of the Board of Directors of the Borrower, or (v) the Borrower terminating its business or liquidating its assets.

l.

Charter Documents.  Amend, repeal or change, directly or indirectly, any of the provisions of the Articles of Incorporation or Bylaws of the Company.

m.

Additional Issuances.  Authorize or effect the grant, sale or issuance of any additional shares of common stock, preferred stock, or options, warrants or other rights to acquire shares of equity securities of the Company, or any debt convertible into shares of equity securities of the Company or any other rights to acquire any such equity interest in the Company.

n.

Liquidations or Recapitalization.  Authorize or effect any transaction that results, directly or indirectly, in the liquidation or dissolution of the Company or effect a recapitalization or reorganization of the Company in any form of transaction.

7.

DEFAULT.

If any of the following events shall occur and be continuing, it shall be an event of default ("Event of Default"):

a.

Non-Payment.  Borrower fails to pay any principal of or interest on the Credit Notes or any other sums payable by Borrower to Lender pursuant to this Agreement when due, or Borrower fails to pay any interest on the Credit Note within ten (10) days after any such sum is due and payable;

b.

Representations.  Any representation or warranty made by Borrower herein proves to have been incorrect in any material respect when made;

c.

Breach of Negative Covenants.  Borrower fails to observe or comply with any of the covenants in Section 6 of this Agreement;

d.

Breach of Covenants.  Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement (other than those referred to in Sections 7(a) and 7(c)) and such failure has not been cured within thirty (30) days after Lender has notified Borrower of such failure;

e.

Insolvency.  Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; and any such action or proceeding is not discharged within sixty (60) days from the date that it was instituted or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection;

f.

Judgments.  Any judgment or order for the payment of money shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

g

Change in Management.  Any of the officers in place as of the date hereof cease to be employed in such capacities or the authority or responsibility of any such officer is materially reduced; or

h.

Default on Other Debt.  Borrower shall fail to pay any material Debt (as defined in Section 6(e), other than Debt evidenced by the  Credit Notes) or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default or event under any agreement or instrument relating to any such Debt shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

8.

REMEDIES.

Upon the occurrence of any Event of Default, Lender shall have the right upon five (5) business days’ written notice to Borrower:

a.

Further Loans.  To terminate its commitment to make Advances;

b.

Acceleration.  To declare the Credit Balance and all interest accrued thereon and all other amounts payable under this Agreement to be immediately due and payable whereupon all such indebtedness of Borrower to Lender shall become and be immediately due and payable, and subject to applicable law, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and

c.

Other Rights.  To exercise any other rights or remedies available to it whether under this Agreement, the Credit Notes, or at law or in equity.

9.

MISCELLANEOUS.

a.

Waiver.  No waiver by Lender of any of its rights and privileges under this Agreement nor any consent of Lender to any failure to comply with the terms hereof by Borrower shall be effective unless made in writing and signed by Lender.  No waiver by Lender of any default or of any right to enforce this Agreement shall operate as a waiver of any other default, or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion.  No delay in or discontinuance of the enforcement of this Agreement, nor the acceptance by Lender of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any defaults.

b.

Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies afforded by any security agreement, promissory note or other agreement executed in connection herewith, or provided by law.  Lender's remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.

c.

Expenses.  Borrower will pay to Lender on demand all expenses, including reasonable fees and expenses of attorneys, paid or incurred by Lender, in connection with the collection of Advances pursuant to this Agreement.

d.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns.  However, Borrower shall not be permitted to assign or otherwise transfer any rights under this Agreement without Lender's prior written consent.

e.

GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, GOVERNED BY AND ENFORCED UNDER THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS PRINCIPLES PERTAINING TO CONFLICTS OF LAWS.

f.

Notices.  All notices, requests and demands given to or made upon either party must be in writing and shall be deemed to have been given or made when personally delivered or two (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

If to Borrower:

B2 Health, Inc.

7750 N. Union Blvd., Suite # 201

Colorado Springs, CO  80920

If to Lender:

John R. Overturf, Jr.

7750 N. Union Blvd., Suite # 201

Colorado Springs, CO  80920

g.

Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

h.

Recitals.  The recitals to this Agreement and any definitions set forth therein are made a part hereof and incorporated in this Agreement.

i.

Entire Agreement.  The following documents contain the entire agreement between the parties concerning the subject matter hereof: this Agreement, the Credit Notes and the Security Agreement (collectively, the "Relevant Documents").  Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in any of the Relevant Documents, shall not be enforceable by any party hereto or its successors or assigns.  In the event of conflict between the terms of this Agreement and the terms of any other Relevant Document, the terms of this Agreement shall govern.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first stated above for the purposes set forth herein.

B2 HEALTH, INC.

By:/s/  John Quam

/s/ John R. Overturf, Jr.

Name:  John Quam

John R. Overturf, Jr.

Title: President

APPENDIX A

ADVANCE REQUEST CERTIFICATE

Pursuant to Section 4(b) of that certain Credit Agreement by and among B2 Health, Inc., a Delaware corporation (“Borrower”) and yourself dated _______ __, 2007 (the “Credit Agreement”), Borrower hereby requests an advance from you under the Agreement for an amount equal to [____________] ($___________).  All capitalized but undefined terms used herein shall have the meaning attributed to them in the Credit Agreement.

In connection with this Advance Request, the Borrower certifies to you as follows:

(1)

All representations and warranties contained in the Credit Agreement and the Security Agreement are true and correct with the same force and effect as though such representations and warranties had been made on and as of the date hereof;

(2)

Borrower is in compliance with all the terms and provisions of the Credit Agreement, the Security Agreement and of the Notes, and no condition, event, or act exists which, with the giving of notice or lapse of time, or both, would constitute an event of default under any of such documents; and

(3)

No material adverse change in the condition, financial or otherwise, of the Borrower has occurred that would adversely affect the ability of the Borrower to meet and carry out its obligations under the Credit Agreement, the Security Agreement or the Notes, or to perform the transactions contemplated thereby.

(4)

The proceeds of the Advance will be used solely for the following corporate purposes:

B2 HEALTH, INC.

Dated __________ __, 200_

By:

Title:

EXHIBIT A

Form of Credit Note

The Securities in the form of the Secured Convertible Debenture of B2 Health, Inc. have not been registered under the Securities Act of 1933, as amended, or under any state securities laws.  Such securities cannot be sold, transferred, assigned or otherwise disposed, except in accordance with the Securities Act of 1933, as amended, and applicable state securities laws.

SECURED CONVERTIBLE DEBENTURE

$__________________

____________________

FOR VALUE RECEIVED, B2 HEALTH, INC., a Delaware corporation, and its successors and assigns (the "Maker"), promises to pay to the order of JOHN R. OVERTURF, JR., ("Holder") at 7750 N. Union Blvd., Suite # 201, Colorado Springs, CO  80920 or at such other place as Holder may from time to time designate in writing, the principal sum of _________________________________________ Dollars ($____________) in lawful money of in lawful money of the United States of America, together with interest on so such thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

This Secured Convertible Debenture (this “Debenture”) is one of an authorized series of Maker’s convertible Debentures issued in varying denominations, numbered consecutively and limited to the aggregate principal amount of  $50,000 (the “Debebtures”).  The Debentures are and will be issued under and pursuant to a Credit Agreement dated March 30, 2007 between Maker, as Borrower, and Holder, as Lender (the "Credit Agreement").  Maker’s obligations under the Debentures are secured by certain property of Maker, as set forth in that certain security agreement of even date herewith between Maker and the Holder of the Debentures (the “Security Agreement”).

1.

Interest Rate.  The unpaid principal balance of this Debenture shall bear interest commencing on the date of each Advance made to Maker by the Holder hereof at the rate of ten percent (10%) per annum. Accrued interest shall be payable, at the option of Holder, either in cash or in shares of Maker’s common stock valued at $0.50 per share.

2.

Payment/Maturity Date.  Subject to the terms and provisions of the Credit Agreement of even date herewith, by and between the Maker and the Holder, and the Security Agreement, the principal balance hereof and accrued and unpaid interest shall be due and payable in full on but not before December 31, 2007.  The principal balance hereof and accrued and unpaid interest may be repaid by Maker only with the written consent of Holder.

3.

Default Interest and Attorney Fees.  Upon declaration of a default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs, and fees shall bear interest at the rate of twelve percent (12%) per annum from the date or default, or the date of advance, as applicable.  In the event of default, the Maker and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

4.

Interest Calculation.  Daily interest shall be calculated on a 365-day year and the actual number of days in each month.

5.

Prepayment.  Maker may not prepay the unpaid principal balance of this Debenture in whole or in part.

6.

Conversion.

a.

Optional Conversion Right.  Subject to and in compliance with the provisions of this Paragraph 6, all or any portion of the principal amount and accrued and unpaid interest outstanding on the Debenture may, at any time at the option of the Holder, be converted into fully-paid and non-assessable shares of common stock of Maker ("Common Stock"), $.0001 par value.

b.

Applicable Conversion Value.  Subject to the adjustments provided for herein, the price per share at which the Debenture may be converted into common stock (the "Applicable Conversion Value") shall be equal to $0.50 per share.

c.

Adjustments for Capital Reorganization, Reclassification or Transfer or Assets.  In the event the Common Stock issuable upon conversion of the Debenture shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event Maker shall at any time issue Common Stock by way of dividend or other distribution on any stock of Maker, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder shall have the right thereafter, but not the obligation, to exercise such Debenture and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Debenture might have been exercised immediately prior to such organization, reclassification or change.  In the case of any such reorganization, reclassification or change, the Conversion Value shall also be appropriately adjusted so as to maintain the aggregate Conversion Value.  Further, in case of any such consolidation or merger of Maker with or into another corporation in which consolidation or merger Maker is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of Maker as an entirety, or substantially as an entirety, Maker shall cause effective provision to be made so that the Holder shall have the right thereafter, by converting the Debenture, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of share of Common Stock into which such Debenture might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Debenture.  The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.  Notwithstanding the foregoing, no adjustment of the Conversion Value shall be made as a result of or in connection with (1) the issuance of Common Stock of Maker pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of Maker, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which Maker is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of Maker and permitted by applicable law.

d.

Continuation of Terms.  Upon any reorganization, consolidation or merger referred to in this Paragraph 6, the Debenture shall continue in full force and effect until conversion by the Holder and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the conversion of any Debenture after the consummation of such reorganization, consolidation, merger of any similar event and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of Maker whether or not such person shall have expressly assumed the terms of the Debenture.

e.

Anti-Dilution Provisions.

(i)

Adjustments of Exercise Price.  If prior to the expiration of this Debenture by conversion or by its terms, the Company should issue or sell any shares of Common Stock (except (a) pursuant to warrants, options and securities convertible into common stock issued by the Company and outstanding on the date this Debenture, (b) to officers, directors, or employees of the Company or any subsidiary, and to certain consultants and contractors who perform substantial services for the Company, pursuant to a management or key employee bonus or incentive plan approved by the Board of Directors prior to the date of this Debenture, or (c) in consideration for property or services) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price shall be reduced to a price (computed to the nearest cent) determined by multiplying the existing Conversion Price by a fraction, the numerator of which is  the sum of (i) (w) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (x) the number of shares which, when multiplied by the Conversion Price in effect immediately prior to such issue or sale would equal the consideration received by the Company upon such issue or sale, and the denominator of which is (ii) the sum of (y) the total number of shares of Common Stock outstanding immediately before such issue or sale plus (z) the number of additional shares issued.

(ii)

Adjustment for Dividends.  In the event the Company shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of common stock entitled to receive a dividend or the distribution (other than a distribution otherwise provided for herein) payable in (a) securities of the Company other than shares of common stock or (b) assets (including cash paid or payable out of capital or capital surplus or surplus created as a result of a revaluation of property, but excluding the cumulative dividends payable with respect to an authorized series of Preferred Stock), then and in each such event provision shall be made so that the holders of Debentures shall receive upon conversion thereof in addition to the number of shares of common stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Debentures been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph  with respect to Debenture holders.

(iii)

Adjustment for Capital Reorganization or Reclassification.  If the common stock issuable upon the conversion of the Debentures shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise then and in each such event the holder of the Debentures shall have the right thereafter to exercise such Debentures and receive the kind an amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of common stock into which such Debenture might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(iv)

Convertible Securities.  For the purpose of the adjustment provided for in section (iv) of this Paragraph 6(e), if at any time or from time to time after the date of this Debenture the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, additional shares of common stock (such convertible stock or securities being hereafter referred to as "convertible securities,") then and in such event, whether or not the convertible security is actually converted or exercised to acquire additional shares of Common Stock, such convertible securities shall be deemed to have been so converted or exercised, in which event the conversion value or exercise price of the convertible securities shall be treated as the consideration per share received by the Company for such securities for the purpose of determining the adjustment, if any, provided for in Subsection (i) of this paragraph.

(v)

Adjustment of Number of Shares.  Anything in this Certificate to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

(vi)

No Adjustment for Small Amounts.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Converion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Conversion Price by at least one cent, such change in the Conversion Price shall thereupon be given effect.

(vii)

Number of Shares Adjusted.  Upon any adjustment of the Conversion Price, the Holder of this Debenture shall thereafter (until another such adjustment) be entitled to purchase, at the new Conversion Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Debenture by the Conversion Price in effect on the date hereof and dividing the product so obtained by the new Conversion Price.

(viii)

Common Stock Defined.  Whenever reference is made in this paragraph 6(e) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.  However, subject to the provisions of paragraph 6 hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

f.

Exercise of Conversion Privilege.  To exercise its conversion privilege or in the event of the automatic conversion of the Debenture, the Holder shall surrender such Debenture, or recognize partial prepayment therefor, being converted to Maker at its principal office, and shall give written notice to Maker at that office that Holder is delivering the Debenture for conversion or recognizing partial prepayment.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued.  The Debenture, if  surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank.

g.

Notice of Record Date.  In the event of:

(1)

any taking by Maker of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(2)

any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker, any merger or consolidating of Maker or a transfer of all or substantially all of the assets of the company to any other corporation, or any other entity or person, or

(3)

any voluntary or involuntary dissolution, liquidation or winding up of Maker,

then and in each such event Maker shall mail or cause to be mailed to the Holder a notice specifying  (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of said dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of common stock (or other securities) shall be entitled to exchange their shares of common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up.  Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which such action is to be taken.

7.

Costs of Collection.  Maker agrees that if, and as often as, this Debenture is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Debenture, Maker shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not.  Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Maker or any endorser, surety, guarantor, or other person liable for this Debenture which in any way affect the exercise by Holder of its rights and remedies under this Debenture, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Debenture.

8.

Default.  At the option of Holder, the unpaid principal balance of this Debenture and all accrued interest thereon shall become immediately due, payable, and collectible, without notice or demand, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:

a.

Maker's failure to make any payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Debenture or the Credit Agreement.

b.

Any breach or violation of any representation, warranty, agreement or covenant contained in this Debenture, or in any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Debenture, including, without limitation, the Credit Agreement or the Security Agreement.

c.

The failure of Maker to generally pay its debts as they become due or if Maker shall file in any court pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of Maker' property, or if Maker make any assignment for or petitions for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against Maker which is not discharged within sixty (60) days thereafter.

d.

Dissolution, liquidation or termination of Maker.

e.

Any event which constitutes an event of default under the Credit Agreement or Security Agreement.

9.

Application of Payments.  Any payment made against the indebtedness evidenced by this Debenture shall be applied against the following items in the following order:  (1) costs of collection, including reasonable attorney's fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Debenture (as described herein); (2) default interest accrued to the date of said payment; (3) ordinary interest accrued to the date of said payment; and (4) finally, outstanding principal.

10.

Assignment of Debenture.  This Debenture may not be assigned by Maker without the Holder’s written consent.

11.

Non-Waiver.  No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Debenture.  A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

12.

Maximum Interest.  In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law.  If the performance or fulfillment of any provision hereof, or any agreement between Maker and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit.  If, from any circumstance whatsoever, Holder should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Maker) and not to the payment of Interest.

13.

Purpose of Loan.  Maker certifies that the loan evidenced by this Debenture is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household, or agricultural purposes.

14.

Waiver of Presentment.  To the extent permitted by applicable law, Maker and the endorsers, sureties, guarantors and all persons who may become liable for all or any part of this obligation shall be jointly and severally liable for such obligation and hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, and any and all lack of diligence or delays in collection or enforcement hereof.  Said parties consent to any modification or extension of time (whether one or more) of payment hereof, the release of all or any part of the security for the payment hereof, and the release of any party liable for payment of this obligation.  Any modification, extension, or release may be without notice to any such party and shall not discharge said party's liability hereunder.

15.

Governing Law.  As an additional consideration for the extension of credit, Maker and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Debenture is made in the State of Maker’s residence or domicile and the provisions hereof will be construed in accordance with the laws of such state, and such parties further agree that in the event of default this Debenture may be enforced in any court of competent jurisdiction in said state, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Debenture or any endorsement hereof may be executed.

16.

Binding Effect.  The term "Maker" as used herein shall include the original Maker of this Debenture and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Maker of this Debenture alone as Maker unless Holder has consented in writing to the substitution of another party as Maker.  The term "Holder" as used herein shall mean Holder or, if this Debenture is transferred, the then Holder of this Debenture.

17.

Relationship of Parties.  Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Maker and Holder, Holder is acting hereunder as a lender only.

18.

Liability of Maker.  Maker's liability under this Debenture shall be joint and several; and Holder shall have no duty or obligation to exhaust any remedies at law or in equity against one

Maker as a condition to asserting Holder's remedies against the other Maker, or both Maker concurrently.

19.

Severability.  Invalidation of any of the provisions of this Debenture or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Debenture.

20.

Amendment; Conflicts.  This Debenture may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.    To the extent there is a conflict in the terms and provisions of this Debenture and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control and be binding.

21.

Time of the Essence.  Time is of the essence for the performance of each and every obligation of Maker hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Debenture this ____ day of ________, 200_.

B2 HEALTH, INC.,

a Delaware corporation

By: